Exhibit 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is entered into as of October 29, 2012, to be effective as of the “Commencement Date” (as defined below), by and between Christopher & Banks Corporation, a Delaware corporation with its headquarters located in Plymouth, Minnesota (the “Company”), and LuAnn Via (“Executive”).

RECITALS

WHEREAS, the Company desires to employ Executive as the Company’s President and Chief Executive Officer and the Executive desires to accept and serve as the Company’s President and Chief Executive Officer, in each case, pursuant to the terms and conditions of this Agreement; and

WHEREAS, Executive understands that such employment is expressly conditioned on execution of this Agreement by Executive and the Company.

AGREEMENT

NOW, THEREFORE, in consideration of Executive’s employment as the Company’s President and Chief Executive Officer and the foregoing recitals, the mutual covenants set forth below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Executive agree as follows:

ARTICLE 1
EMPLOYMENT

1.1                               Employment.  Commencing as of November 26, 2012 (the “Commencement Date”), the Company hereby employs Executive, and Executive agrees to be employed by the Company, as its President and Chief Executive Officer (“CEO”).  In addition, the Board of Directors of the Company (the “Board”) has, at a Board meeting held prior to the date hereof, voted to elect Executive as a member of the Board, effective as of the Commencement Date, and Executive hereby agrees to serve in such capacity, effective as of such date, in each case, conditioned upon Executive’s commencement of employment as CEO of the Company on such date.  The Board shall further nominate Executive as a candidate to serve as a director on the Board each year that Executive continues to serve as CEO.

ARTICLE 2
TERM

2.1                               Term.  The initial term of this Agreement shall be the period commencing on the Commencement Date and ending on the third anniversary of the Commencement Date, unless terminated earlier as provided in Articles 11 or 12.  Thereafter, the Agreement shall automatically renew for successive one (1) year periods as of the anniversary of the Commencement Date (a “Renewal Date”), unless terminated pursuant to Articles 11 or 12 or one party provides the other with written notice of its intent to terminate the Agreement ninety (90)

or more days prior to the third anniversary of the Commencement Date or any Renewal Date thereafter.

ARTICLE 3
DUTIES

3.1                               Duties.  Executive agrees to perform such duties as are customarily incident to her position as CEO, including those set forth in the Company’s Bylaws and those assigned to her from time to time by the Board of Directors of the Company.  Executive agrees to devote her full business time and effort, to the best of her ability, to carry out her duties faithfully as an Executive of the Company for the profit, benefit and advantage of the business of the Company.  Executive shall report directly and exclusively to the Board of Directors.  Other than her current service as a member of the boards of directors and/or advisors of Mela Sciences, Inc. and Two Ten Footwear Foundation, Executive shall not serve on the board of directors of a public or private company (other than on the boards of the Company and its Affiliates), unless the Board of Directors of the Company has reviewed and consented to, in advance, Executive’s service on such board.

3.2                               Affiliate Duties.  Executive acknowledges and agrees that, from time to time, she will be required to perform duties (as an officer, director or otherwise) with respect to one or more of the Company’s subsidiaries or affiliated companies (each, an “Affiliate”).  As of the date hereof, the Company has two subsidiaries (Christopher & Banks, Inc. and Christopher & Banks Company) and no other affiliated entities.  Executive agrees that she will perform such duties pursuant to the same standard as is set forth in Section 3.1.

ARTICLE 4
COMPENSATION AND BENEFITS

4.1                               Base Salary.  The Company agrees to pay Executive an annualized base salary, less required and authorized deductions and withholdings, of $800,000 through the fiscal year ending February 1, 2014 (“fiscal year 2013”).  For each fiscal year that this Agreement remains in effect after fiscal year 2013, Executive’s base salary shall be reviewed and adjustments, if any, shall be determined by the Compensation Committee of the Board (or any successor committee thereto, the “Compensation Committee”) in its sole discretion.  Executive acknowledges and agrees that she shall not receive any compensation in addition to that set forth in this Article 4 for her service as a member of the Board or of any Affiliate board, or for service as an officer of any Affiliate.

4.2                               Signing Bonus.  In lieu of Executive’s foregone discretionary cash award from her prior employer, the Company agrees to pay Executive a signing bonus in the amount of $200,000 (the “Signing Bonus”), less required and authorized deductions and withholdings, on the Commencement Date.  Executive agrees that, if she voluntarily leaves (in the absence of Good Reason) her employment as CEO of the Company, or her employment is terminated for “Cause” (as hereinafter defined), in each case, prior to the first anniversary of the Commencement Date, she shall be obligated to return 100% of the Signing Bonus to the Company within ten (10) business days following her departure.

4.3                               Inducement Award:  Annual Incentive for Fiscal Year 2013.  As an inducement to Executive to accept employment with the Company as its CEO, effective as of the Commencement Date, the Company shall grant to Executive non-qualified stock options covering 500,000 shares of the Company’s Common Stock, vesting in full as of the close of business on February 1, 2014, the last day of fiscal year 2013.  Such award is intended to be in lieu of any incentive that Executive would receive in connection with the Company’s annual incentive program for fiscal year 2013.  The exercise price of the stock options will be the closing price of the Company’s Common Stock on the New York Stock Exchange (“NYSE”) on the Commencement Date.  The stock options will be granted as part of an employee inducement award authorized by the Board pursuant to the NYSE Listed Company Manual Rule 303A.08, and will be subject to the Company’s and Executive’s execution of an Option Agreement reflecting the terms described in this Section 4.3 and in the form attached hereto as Exhibit A.

4.4                               Inducement Award:  Long-Term Incentive.  As an inducement to Executive to accept employment with the Company as its CEO, effective as of the Commencement Date, the Company shall grant to Executive non-qualified stock options covering 1,500,000 shares of the Company’s Common Stock, vesting in equal annual installments over three (3) years, starting on the first anniversary of the Commencement Date.  The exercise price of the stock options will be the closing price of the Company’s Common Stock on the NYSE on the Commencement Date.  The stock options will be granted as part of an employee inducement award authorized by the Board pursuant to the NYSE Listed Company Manual Rule 303A.08, and will be subject to the Company’s and Executive’s execution of an Option Agreement reflecting the terms described in this Section 4.4 and in the form attached hereto as Exhibit B.  Executive understands, acknowledges and agrees that the foregoing inducement award is intended to be made in lieu of any future long-term incentive equity grants to Executive for the three (3) fiscal-year period ending on January 30, 2016, and that the Company shall not be obligated to make any other long-term incentive equity grants to Executive for the three (3) fiscal-year period ending on January 30, 2016.

4.5                               Make-Whole Bonus.  In lieu of Executive’s potential foregone annual performance cash award from her prior employer, the Company will pay Executive a guaranteed bonus of $300,000, less required and authorized withholdings and deductions.  Such amount shall be payable in equal, annual installments of $150,000 on each of the first and second anniversaries of the Commencement Date; provided that, Executive must continue to hold the position of CEO of the Company on each of such dates in order to receive the applicable installment payment (absent a termination without Cause or with Good Reason prior to such date(s)).

4.6                               Annual Bonus Potential.  For fiscal years 2014 and thereafter, provided that Executive remains employed by the Company as CEO for the applicable entire fiscal year, Executive shall be eligible to earn an annual bonus at target each fiscal year of 100% of her then-current base salary, payable in cash and/or in equity of the Company, in accordance with the Company’s annual incentive plan for the CEO and the other executives of the Company as in effect and approved, after considering the input of the CEO with respect to such annual incentive plan, by the Board or the Compensation Committee from time to time.  The bonus shall be earned at the close of the relevant fiscal year and will be paid to Executive regardless of whether she is employed on the date the bonus is actually paid, so long as she is employed on the last day of the fiscal year.  If a bonus is earned pursuant to the terms of this Section 4.6 for any fiscal year of the Company, it will be paid to Executive following the close of such fiscal year in the ordinary course of business, but no later than 120 days after the close of such fiscal year.

4.7                               Benefit Plan Participation.  Subject to the terms and conditions of such plans and programs, Executive shall be entitled to participate in the various other employee benefit plans and programs applicable to senior executives of the Company including, but not limited to, medical insurance, dental insurance, disability insurance and other benefits.  Executive and her spouse shall be entitled to participate in the Company’s medical insurance in accordance with the terms thereof as of the first calendar day of the month following one month of continuous service after the Commencement Date and the Company shall reimburse Executive for the COBRA costs incurred by Executive for coverage under her existing benefit plans that provide such coverage, for such period.

4.8                               Car Allowance.  The Company shall pay to Executive a car allowance of $1,000 per month commencing with the month in which the Commencement Date occurs.

4.9                               PTO.  Executive shall be entitled, during each full calendar year in which this Agreement remains in effect, to six (6) weeks of paid time-off (“PTO”) and pro rata portions thereof for any partial calendar year of employment, plus all Company-recognized holidays.  Except as expressly provided in the Company’s applicable PTO policy, any PTO not used during any such calendar year may not be carried forward to any succeeding calendar year and shall be forfeited.  Employee shall not be entitled to receive any payment in cash for PTO remaining unused at the end of any year, except as expressly provided in the applicable Company PTO policy.  At separation from employment, the Company will pay Executive for any unused PTO in the year of such separation, prorated from January 1 of the year of separation through Executive’s last day of employment to the extent consistent with the terms of the Company’s applicable PTO policy.

4.10                        Business Expenses.  The Company will reimburse Executive for all reasonable and documented business expenses in accordance with its Business Expense Policy; provided, however, that, with respect to reimbursements, if any, not otherwise excludible from Executive’s gross income, to the extent required to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code Section 409A”), no reimbursement of expenses incurred by Executive during any taxable year shall be made after the last day of the following taxable year, and the right to reimbursement of such expenses shall not be subject to liquidation or exchange for another benefit.

4.11                        Relocation Expenses.  The Company understands that Executive will maintain a permanent residence in Memphis, Tennessee, and will commute to the Company’s Plymouth, Minnesota headquarters each week and work full-time for the Company, based out of such Company headquarters location.  The Company will:  (1) pay for Executive’s or reimburse Executive for weekly coach round-trip airfare between Memphis, Tennessee and Plymouth, Minnesota for a period commencing on the Commencement Date and ending on the six (6) month anniversary thereof; (2) pay for and arrange the pack and move of Executive’s current executive housing household goods from Kansas City, Kansas to the Minneapolis-St. Paul area through one of its preferred carriers; and (3) pay up to $5,000 per month for up to six (6) months of temporary living expenses in corporate housing/apartment while Executive secures a more permanent place of residence in the Minneapolis-St. Paul area, such payments to commence with respect to the first full calendar month following the Commencement Date.

4.12                        Accrued Payments at Termination.  In addition to any other rights as set forth in this Agreement, upon termination of Executive’s employment, regardless of the reason, Executive shall be entitled to receive the accrued but unpaid portion of Executive’s salary through the date of termination, any accrued but unused PTO balance through the date of termination, any properly incurred and submitted unpaid expenses, and benefits that are vested as of the date of termination.

ARTICLE 5
CERTAIN DEFINITIONS

5.1                               Cause.  For purposes of this Agreement, “Cause” means:

(a)                                 the failure or refusal of Executive to perform substantially Executive’s duties hereunder (other than as a result of total or partial incapacity due to physical or mental illness), any material failure of Executive to comply with material Company policies (including the Business Expense Policy, Corporate Governance Guidelines, Corporate Disclosure Policy, Code of Conduct, Ethical Principles, Insider Trading Policy and policies against discrimination, harassment and retaliation), any material breach of Executive’s fiduciary duties to the Company (including Executive’s appropriation or attempted appropriation of a material business opportunity of the Company), and any material failure or refusal of Executive to carry out a lawful directive of the Board when it was within Executive’s power to do so;

(b)                                 the engaging by Executive in intentional or willful misconduct which is materially injurious to the reputation, business, financial condition or business relationships of the Company;

(c)                                  perpetration of an act of fraud, embezzlement or theft against or affecting the Company or any customer, supplier, client, agent, or executive thereof;

(d)                                 conviction (including conviction on a nolo contendere plea) of a felony or any crime involving fraud, dishonesty or moral turpitude; or

(e)                                  the material breach of any covenant set forth in Articles 6, 7 or 8 hereof;

provided, however that:

(i)                                     a termination pursuant to clauses (a), (b), (c) or (e) shall not become effective unless the Board has delivered written notice to Executive describing Executive’s actions constituting “Cause” and Executive has failed to demonstrate to the Board within fifteen (15) business days thereafter that her actions did not constitute “Cause” as described in such notice; and

(ii)                                  a termination pursuant to clauses (a) or (e) above, if susceptible of cure (and which has not been the subject of any previous written notice), shall not become effective unless Executive fails to cure such failure to perform or breach within thirty (30) days after written notice from the Board identifying what reasonable actions shall be required to cure such failure to perform.

Executive understands and agrees that, whether or not she is a member of the Board at the time, she shall not participate, in her capacity as a Board member, in any deliberations or actions undertaken by the Board with respect to any determination that the Board may consider reaching with respect to the matters covered by this Section 5.1.  She may, however, request a reasonable opportunity to be heard by the Board at a duly scheduled meeting for such purpose prior to the Board reaching a final determination regarding a termination for Cause pursuant to clauses (a), (b) or (e) above.

5.2                               A “Change in Control” shall be deemed to have occurred upon:

(a)                                 the occurrence of an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a percentage of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”) (but excluding (1) any acquisition directly from the Company (other than an acquisition by virtue of the exercise of a conversion privilege of a security that was not acquired directly from the Company), (2) any acquisition by the Company or an Affiliate and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate) (an “Acquisition”) that is thirty percent (30%) or more of the Company Voting Securities;

(b)                                 at any time during a period of two (2) consecutive years or less, individuals who at the beginning of such period constitute the Board (and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, disability or voluntary retirement) to constitute a majority thereof;

(c)                                  an Acquisition that is fifty percent (50%) or more of the Company Voting Securities;

(d)                                 the consummation of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving Company in such transaction, other than a merger, consolidation, or reorganization that would result in the Persons who are beneficial owners of the Company Voting Securities outstanding immediately prior thereto continuing to beneficially own, directly or indirectly, in substantially the same proportions, at least fifty percent (50%) of the combined voting power of the Company Voting Securities (or the voting securities of the surviving entity) outstanding immediately after such merger, consolidation or reorganization;

(e)                                  the sale or other disposition of all or substantially all of the assets of the Company;

(f)                                   the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(g)                                  the occurrence of any transaction or event, or series of transactions or events, designated by the Board in a duly adopted resolution as representing a change in the effective control of the business and affairs of the Company, effective as of the date specified in any such resolution.

5.3                               “Confidential Information” means any information that is not generally known, including trade secrets, outside the Company and that is proprietary to the Company, relating to any phase of the Company’s existing or reasonably foreseeable business which is disclosed to Executive during Executive’s employment by the Company including information conceived, discovered or developed by Executive.  Confidential Information includes, but is not limited to, business plans; financial statements and projections; operating forms (including contracts) and procedures; payroll and personnel information and records; marketing materials, sales and marketing plans; product designs; new product development; business acquisition and divestiture plans; supplier information; customer information; software codes and computer programs; customer lists; project lists; project files; training manuals; policies and procedures manuals; health and safety manuals; target lists for new stores and information relating to potential new store locations; non-public financial information, including price information and cost information; administrative techniques; or any other documents or information that is designated by the Company as “Confidential” or similarly designated.  Information shall no longer be deemed to be “Confidential Information” pursuant to this Section 5.3 in the event that it becomes publicly known through no action on the part of Executive (other than actions taken in the ordinary performance of Executive’s duties as CEO).

5.4                               A “Competitor” means a retailer, whether operating through stores or the Internet (or both), of women’s apparel and/or accessories that is focused on selling such merchandise to the female baby boomer demographic.  Competitor currently means the following companies:  Ascena, Inc. (including, but not limited to, its Dress Barn Inc. and Charming Shoppes operations), The Cato Company, Talbots, Inc., Chico’s FAS, Inc., Coldwater Creek, Inc., New York & Co., United Retail Group, Inc., Ann Taylor, Kohl’s and J.C. Penney’s.  This list may be amended by mutual written agreement of the parties only.  “Competitor” shall also include all divisions and subsidiaries of the companies identified in this Section 5.4 (as may be amended by the parties) which satisfy the parameters set forth in the first sentence of this Section 5.4, and shall not include other divisions and subsidiaries of such companies.

5.5                               “Fiscal year” means the 52 or 53-week period ending on the Saturday closest to January 31.

5.6                               “Good Reason” means a resignation of employment by the Executive within ninety (90) days following the occurrence of any one or more of the following events without the Executive’s written consent:  (i) any material diminution in Executive’s position, responsibilities or title; (ii) any diminution in Executive’s base compensation, other than when made on the same or substantially similar basis for all senior executives of the Company by the Compensation Committee after considering Executive’s input, or (iii) the Company’s material breach of this Agreement which has not been cured as provided below in this Section 5.6.

Executive shall have Good Reason to terminate her employment if (i) within forty-five (45) days following Executive’s actual knowledge of the event which Executive determines constitutes Good Reason, she notifies the Company in writing that she has determined a Good Reason exists and specifies in reasonable detail the event creating Good Reason, and (ii) if susceptible of cure, following receipt of such notice, the Company fails to remedy such event within thirty (30) days.  If either condition is not met, Executive shall not have a Good Reason to terminate her employment.

ARTICLE 6
NONCOMPETITION AND NONSOLICITATION

6.1                               Noncompetition Covenant.  In consideration of the financial and other benefits described in this Agreement, Executive agrees that, during the period commencing on the Commencement Date and ending on the date that is one (1) year after the date on which Executive ceases to be employed by the Company (for whatever reason and whether such cessation is occasioned by the Company or Executive), so long as the Company has paid all compensation (including periodic severance payments, if any) then due to Executive pursuant to the terms of this Agreement, Executive shall not, on behalf of any Competitor, directly or indirectly, and in any manner or capacity (e.g., as an advisor, principal, agent, consultant, partner, officer, director, investor, shareholder, employee, member of any association or otherwise), engage in any business activities that are competitive with the business conducted by the Company or any Company Affiliate with which Executive was actively and routinely involved during the six (6) months prior to the date Executive ceases to be employed by the Company.

6.2                               Geographical Extent of Covenant.  Executive acknowledges that the Company directly, or indirectly through the Company Affiliates, currently is engaged in business throughout the United States of America (“U.S.”), including each county and state thereof.  Consequently, Executive agrees that her obligations under this Article 6 shall apply in any market in the U.S. (a) in which the Company or, as applicable, any Affiliate with which Executive is actively and routinely involved, operate during the six (6) month period preceding Executive’s final day of employment; and (b) the Company or, as applicable, any Affiliate with which Executive is actively and routinely involved, has plans (with which Executive is familiar) to enter on the date Executive ceases to be employed by the Company.

6.3                               Limitation on Covenant.  Ownership by Executive, as a passive investment, of less than three percent (3%) of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Article 6.

6.4                               Nonsolicitation and Nonhire.  Executive agrees that, for a period of one (1) year after termination of her employment for any reason (and whether occasioned by the Company or Executive so long as the Company has paid all compensation (including periodic severance payments, if any) then due to Executive pursuant to the terms of this Agreement), Executive shall not, except with the prior written consent of the Company:  (a) hire or attempt to hire for employment any person who is employed by the Company or any Affiliate, or attempt to influence any such person to terminate employment with the Company or any Affiliate; (b)

induce or attempt to induce any employee of the Company or any Affiliate to work for, render services to, provide advice to, or supply confidential business information or trade secrets of the Company or any Company Affiliate to any third person, firm or corporation; or (c) induce or attempt to induce any customer, supplier, licensee, licensor or other business relation of the Company or any Affiliate to cease doing business with the Company or such Affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor or other business relation and the Company or any Affiliate.  Nothing herein shall prohibit Executive from general advertising for personnel, including by use of the Internet, not specifically targeting any employee or other personnel of the Company, or from hiring any such employee or other personnel responding to such general advertising.

The foregoing limitations shall not apply with respect to:  (i) any former employee of the Company whose employment terminated prior to the Commencement Date, or (ii) any employee of the Company whose employment is terminated after the Commencement Date and prior to the date of Executive’s termination of employment, so long as at least six (6) months have passed between the date of such employee’s employment termination and the date of any action by Executive set forth in the first sentence of this Section 6.4.

6.5                               Nondisparagement.  During and after the Term, Executive agrees not to make any remarks (whether in public or private) knowingly or intentionally disparaging the Company or any Affiliate, or their respective products, services, officers, director or employees, whether past or current, including any present, former or future director, officer, employee or agent of the Company or any Affiliate.  The Company’s Board of Directors and senior management team agrees not to make any public remark knowingly or intentionally disparaging the Executive during and after the Term.

ARTICLE 7
CONFIDENTIAL INFORMATION AND COMPANY PROPERTY

7.1                               Nondisclosure.  Unless authorized in writing by the Company, Executive will not directly or indirectly use for any purpose other than for the benefit of the Company and its Affiliates or divulge, either during the term of, or after the conclusion of, her employment, or until such information becomes generally known, to any person not authorized by the Company or its Affiliates to receive or use it, any Confidential Information for any purpose whatsoever.

7.2                               Company Documents.  All documents or other tangible property relating in any way to the business of the Company or its Affiliates which are conceived by Executive or come into her possession during her employment shall be and remain the exclusive property of the Company.  Executive agrees to return all such documents (and any summaries, abstracts or other documents, files, or storage media containing information from such documents) and tangible property to the Company upon termination of her employment, or at such earlier time as the Company may request of Executive; provided the Executive may retain a copy of any record which is a “personnel record” under Minnesota law and any record (other than any corporate governance-type records, including any minutes of Board or Board committee meetings and “pre-read materials” supplied to Board or Committee members in connection with such meetings) which she reasonably believes relates to the Company’s assessment of (1) her job performance, (2) whether Cause exists under this Agreement or (3) whether Good Reason exists under this Agreement; provided that, to the extent any such records retained by Executive contain any Confidential Information, Executive shall not use or divulge any such information (other than to enforce her rights under this Agreement).

ARTICLE 8
INTELLECTUAL PROPERTY AND WORK FOR HIRE

8.1                               Intellectual Property Assignment.  Executive hereby irrevocably assigns to the Company and its successors, assigns, and legal representatives:

(a)                                 Except as provided by any statutory notice provided herewith, the entire right, title and interest to all Inventions;

(i)                                     “Inventions,” as used herein, means all inventions conceived or made, or reduced to practice in whole or in part by Executive during employment by the Company that constitute discoveries, improvements, designs, processes, techniques, trademarks, copyrights and ideas.

(b)                                 The right to apply for trademarks, and copyrights in the U.S. and in foreign countries in its own name and to claim any priority rights to which such foreign applications are entitled under international conventions, treaties or otherwise; and

(c)                                  The right to sue for past, present, and future infringement of such trademarks and copyrights.

Executive further agrees, upon request of the Company, to provide written disclosure of all Inventions to the Company, even if a particular Invention is not assigned according to terms of any statutory notice provided herewith.  This Agreement does not apply to an invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on Executive’s own time, and (1) which does not relate (a) directly to the business of the Company or (b) to the Company’s actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by Executive for the Company.

8.2                               Work for Hire.  Executive hereby acknowledges and agrees that, to the extent any work performed by Executive for the Company gives rise to the creation of any copyrightable material (“Work”), all such Work, including all text, scripts, designs, diagrams, documentation, writings, visual works, or other materials shall be deemed to be a work made for hire for the Company.  To the extent that title to any Work may not, by operation of law, vest in the Company or such Work may not be considered work for hire made for the Company, Executive hereby acknowledges and agrees that all rights, title and interest therein shall be deemed to have been assigned and are hereby irrevocably assigned to the Company, including but not limited to the right to sue for past, present, and future infringement of any Work.  All such Work shall belong exclusively to the Company, with the Company having the right to obtain and to hold in its own name, copyrights, registrations or such other protection as may be appropriate to the subject matter, and any extensions and renewals thereof.  To the extent that title to any Work may not be assigned to the Company, Executive hereby grants the Company a worldwide, nonexclusive, perpetual, irrevocable, fully paid-up, royalty-free, unlimited, transferable, sublicensable license, without right of accounting, in such Work.

8.3                                 Further Documentation.  Executive agrees to execute and deliver, without further consideration, such documents and to perform such other lawful acts as the Company, its successors and assigns may deem necessary to secure fully the Company’s rights, title or interest in all Works and Inventions as set forth in this Agreement.

ARTICLE 9
JUDICIAL CONSTRUCTION AND SEVERABILITY

9.1                                 Severability.  Executive believes and acknowledges that the provisions contained in this Agreement, including the covenants contained in Articles 6, 7 and 8 of this Agreement, are fair and reasonable, and necessary to protect the Company’s legitimate business interests.  Nonetheless, it is agreed that if a court finds any of these provisions to be invalid in whole or in part under the laws of any state, such finding shall not invalidate the covenants, nor the Agreement in its entirety, but rather the covenants shall be construed and/or bluelined, reformed or rewritten by the court as if the most restrictive covenants permissible under applicable law were contained herein.  If the invalid part cannot be so modified, that part may be severed and the other parts of the Agreement shall remain enforceable.

ARTICLE 10
CERTAIN REMEDIES

10.1                           Equitable Remedies.  Executive acknowledges and agrees that the services to be rendered by her hereunder are of a special, unique and extraordinary character, that it would be difficult to replace such services and that any violation of Executive’s obligations under any of Articles 6, 7 or 8 would be highly injurious to the Company and/or to any Affiliate and that it would be extremely difficult to compensate the Company and/or any Affiliate fully for damages for any such violation.  Accordingly, the Company or any Affiliate, as the case may be, shall be entitled to seek, without the necessity of posting bond or proving any monetary damages, temporary and permanent injunctive relief from a court of law, in the event of violation or alleged or threatened violation by Executive of any of her obligations under any provision of any of Articles 6, 7 or 8.  This provision with respect to injunctive relief shall not, however, diminish the right of the Company or any Affiliate to claim and recover damages, or to seek and obtain any other relief available to it pursuant to the provisions of this Article 10.

10.2                           Performance Award Recoupment.  Executive understands, acknowledges and agrees that the Company currently provides for the recoupment of benefits gained by executives from the exercise of stock options and other performance-based equity awards under certain circumstances and that the Board intends to implement such recoupment policies, covering all executives, including Executive, with respect to all forms of performance-based awards (whether in the form of cash or stock).  Executive further understands, acknowledges and agrees that Executive shall be subject to, and shall comply with the terms of, all such present and future recoupment policies of the Company.

ARTICLE 11
CHANGE OF CONTROL

11.1                           Acceleration of Stock Options.  If there is a Change in Control, all stock options and any other equity interests, then held by Executive that are not vested as of immediately prior to the effective date of the Change in Control shall vest immediately as of such date, subject to the terms of the plan or plans, and related award agreements (including, without limitation, Exhibits A and B hereto) under which Executive was granted such options or other equity.

11.2                           Severance.  If Executive’s employment is terminated by the Company or its successor without Cause or by Executive by resignation with Good Reason upon or within twelve (12) months following a Change in Control, Executive shall be entitled to receive from the Company or its successor (A) a lump sum payment equivalent to two (2) years of her then-current base salary and two (2) times her then current on-target bonus, (B) provided Executive is eligible for and timely elects COBRA coverage, payment of Executive’s COBRA premiums for a period not to exceed eighteen (18) months and that amount will be the amount of her then current COBRA payment, and (C) any other compensation and benefits owed at termination of employment pursuant to Article 4 of this Agreement.  This payment shall be made by the Company or its successor within sixty (60) days following Executive’s termination date, subject to the application of Code Section 409A as set forth in Section 12.1(d) of this Agreement.  This payment shall be in lieu of, and not in addition to, any severance pay or benefits set forth in Section 12.1 of this Agreement.

ARTICLE 12
TERMINATION

12.1                           Termination Without Cause or With Good Reason.  Notwithstanding anything herein to the contrary, the Company may terminate the employment of Executive at any time without Cause by written notice of termination of employment to Executive.  Further, the Executive may terminate her employment at any time with Good Reason.

(a)                                  Severance Amounts.  In the event that the Company terminates the employment of Executive without Cause or the Executive resigns her employment with the Company with Good Reason, Executive shall receive:

(i)                                     subject to the terms of subsection 12.1(b) below, severance payments according to the following schedule:

(1)                                  If termination occurs on or before the first anniversary of the Commencement Date, then an amount equal to 200% of her then-current base salary;

(2)                                  If termination occurs after the first anniversary of the Commencement Date, then an amount equal to 100% of her then-current base salary.

(ii)                                  provided that Executive is then-eligible for and timely elects COBRA coverage, payment of Executive’s COBRA premiums for a period not to exceed eighteen (18) months; and that amount will be the amount of her then current COBRA payment; and

(iii)                               any other compensation and benefits owed at termination of employment pursuant to Article 4.

(b)                             Severance Payment Schedule.  Severance pay due to Executive hereunder will be made over time in accordance with the Company’s regular payroll schedule after expiration of any applicable rescission periods, subject to the application of Code Section 409A as set forth in clause (d) below.  Executive shall be entitled to the severance pay and benefits set forth in this Section 12.1 only if she and remains in compliance with Articles 6, 7 and 8 of this Agreement and first executes, returns, does not rescind and complies with a release of claims agreement in favor of the Company in a form substantially similar to the document attached hereto as Exhibit C.

(c)                                  Cessation of Compensation or Benefits.  Except as provided in Article 11 and this Section 12.1, all compensation and benefits, including the vesting of outstanding and unvested equity grants provided to Executive under this Agreement shall immediately cease upon her termination, subject to applicable employment laws and regulations.

(d)                                 Application of Code Section 409A.  It is intended that any payment or benefit that is provided pursuant to or in connection with this Agreement that is considered to be deferred compensation subject to Code Section 409A shall be paid and provided in a manner, and at such time and form, as complies with the applicable requirements of Code Section 409A to avoid the unfavorable tax consequences provided therein for non-compliance.  It is further intended that the payments hereunder shall, to the maximum extent permissible under Code Section 409A, be exempt from Code Section 409A under either (i) the exception for involuntary separation pay, to the extent that all payments are payable within the limitations described in Treasury Regulation Section 1.409A-1(b)(9), or (ii) the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), to the extent that all payments are payable no later than two and one-half (2.5) months after the end of the first taxable year in which the right to the payment is no longer subject to a substantial risk of forfeiture.  In addition, the following shall apply:

(i)                                     If Executive is a “specified employee” for purposes of Code Section 409A, any payments to be made or benefits to be delivered in connection with Executive’s separation from service (as defined below) that constitute deferred compensation subject to Code Section 409A shall not be made until the earlier of (i) the Executive’s death or (ii) six (6) months plus one (1) day after Executive’s separation from service (the “409A Deferral Period”) as required by Code Section 409A.  Payments of any such deferred compensation otherwise due to be made in installments or periodically during the 409A Deferral Period shall be accumulated and paid in a lump sum as soon as the 409A Deferral Period ends, and the balance of the payment shall be made as otherwise scheduled.

(ii)                                  For purposes of this Agreement, all rights to payments and benefits hereunder shall be treated as rights to receive a series of separate payments and benefits to the fullest extent allowed by Code Section 409A.

(iii)                               For purposes of this Agreement, with respect to the timing of any amounts that constitute deferred compensation subject to Code Section 409A that depends on termination of employment or separation from employment, or similar term shall mean a “separation from service” or “involuntary separation from service” within the meaning of Code Section 409A.  In addition, to the extent that a Change in Control would affect the time or form of any amounts that constitute deferred compensation subject to Code Section 409A, if such Change in Control would not satisfy the Code Section 409A regulatory requirements for a “change in ownership,” change in effective control,” or “change in ownership of a substantial portion of assets” in Treasury regulations promulgated pursuant to Code Section 409A, such definition of Change in Control shall be construed and applied in a manner consistent with such regulatory definition.

(e)                                  Application of Section 11 for Change of Control.  Notwithstanding anything herein to the contrary, this Section 12.1 shall not apply if Executive’s employment is terminated by the Company or its successor without Cause, or Executive resigns her employment for Good Reason, upon or within twelve (12) months following a Change in Control.  In such case, Section 11 of this Agreement shall control.

12.2                           For Cause or Without Good Reason Termination.  The Company may terminate Executive’s employment at any time for Cause, and the Executive may resign her employment without Good Reason.  All compensation and benefits provided to Executive under this Agreement shall immediately cease upon her termination or resignation under this Section 12.2 (including, but not limited to, bonus eligibility), subject to applicable employment laws and regulations; provided that, Executive shall receive any compensation and benefits owed at termination of employment pursuant to Article 4 of this Agreement.

12.3                           Termination Upon Death or Disability.  This Agreement will terminate upon Executive’s death or upon Executive’s disability that prevents her from performing her essential job functions under this Agreement, with or without reasonable accommodation, for a continuous period of ninety (90) calendar days or for periods aggregating one-hundred eighty (180) calendar days in any eighteen (18) month period.  At such time all compensation and benefits provided to Executive under this Agreement shall immediately cease upon such termination, subject to applicable employment laws and regulations, except, (a) if termination is due to disability and provided Executive is eligible for and timely elects COBRA coverage, the Company will pay Executive’s COBRA premiums for a period of eighteen (18) months and that amount will be the amount of her then current COBRA payment, and (b) if termination is due to death or disability,  Executive or her estate will be entitled to receive any other compensation and benefits owed at termination of employment pursuant to Article 4.

12.4                           Board Resignations.  Upon termination of executive’s employment with the Company, for any reason, Executive agrees to resign immediately from the Board and from all Affiliate boards of directors on which she is then currently serving, and agrees to execute such documents as are necessary or appropriate, in the Company’s judgment, to effect such resignations.

ARTICLE 13
INDEMNIFICATION

13.1                           Indemnification Protection.  Executive as a director, officer, agent, and employee of the Company, shall be entitled to all the protection from liability and all the rights to indemnification provided by Delaware law and any other applicable state or federal law, whether statutory or common law, to current and former directors, officers, agents, or employees of the Company, and shall be entitled to protection from liability and to indemnification afforded by applicable Company by-laws, resolutions, and/or insurance for current and former directors, officers, agents and/or employees.  Effective as of the Commencement Date, the Company and Executive shall enter into an indemnification agreement in the form of Exhibit D.

ARTICLE 14
ASSIGNMENT

14.1                           Company Right to Assign.  Executive consents to and the Company shall have the right to assign this Agreement to its successors or assigns.  Additionally, Executive consents to and the Company shall have the right to assign this Agreement to any subsidiary, and all covenants or agreements hereunder shall inure to the benefit of and be enforceable by or against its successors or assigns.  The terms “successors” and “assigns” shall include any corporation which buys all or substantially all of the Company’s assets, or if a controlling portion of its stock, or with which it merges or consolidates.

14.2                           Rights of Executive’s Successors.  This Agreement inures to the benefit of Executive’s legal representative, executor, administrator, or heirs.  In the event of Executive’s death prior to payment of any amounts earned and due under this Agreement to Executive (excluding any severance payments and COBRA benefits under Articles 11 or 12 of this Agreement), such payments shall be made to Executive’s spouse, or if she is not survived by her spouse, then to her estate.

ARTICLE 15
MEDIATION; GOVERNING LAW AND VENUE

15.1                           Mediation.  If Executive is terminated for Cause and Executive disagrees with that determination, or Executive resigns employment for Good Reason and the Board disagrees with that determination, then, within seven (7) calendar days of such termination the disagreeing party by written notice to the other party may request that both parties participate in mediation in an effort to resolve the disagreement by submitting to the other party and to JAMS (c/o its Minneapolis office or, if none, its Chicago office) (the “Mediation Facilitator”) a request for mediation.  The parties will cooperate with the Mediation Facilitator and with one another in selecting a mediator from the Mediation Facilitator’s panel of neutrals, and in scheduling the mediation proceedings in the Minneapolis, Minnesota area, but in the event they are unable to select a mediator within ten (10) days of the mediation request, the Mediation Facilitator shall appoint the mediator and the mediation shall be held as soon as practical but no later than twenty-one (21) days after a mediator has been selected or appointed.  The Company covenants to Executive that it will participate in the mediation in good faith through representation by an appropriate member of its executive management and/or the Board, and Executive covenants that she will personally participate in the mediation in good faith.  The Company will pay all JAMS costs, as well as all reasonable travel costs associated with the participation of Executive and her counsel in the mediation process, and each party shall bear their respective attorneys fees and costs.  In the event the parties are unable to resolve the dispute through mediation within five (5) business days following the mediation date, then either party shall be entitled to pursue its or her remedies at law.

15.2                           Governing Law.  The parties acknowledge that the Company’s principal place of business is located in the State of Minnesota.  The parties hereby agree that this Agreement shall be construed in accordance with the internal laws of the State of Minnesota without regard to the conflict of laws thereof; provided that, both parties understand and agree that the statutory and common law of the State of Delaware shall govern all matters regarding Executive’s performance of its fiduciary duties and indemnification (and reimbursement of related expenses) of Executive.

15.3                           Venue.  The parties agree that the exclusive venue for any litigation commenced by the Company or the Executive relating to this Agreement or Executive’s employment shall be the state courts located in Hennepin County, Minnesota and the United States District Court, District of Minnesota in Hennepin County, Minnesota.  The parties waive any rights to object to venue as set forth herein, including any argument of inconvenience for any reason.

ARTICLE 16
CERTAIN UNDERSTANDINGS

16.1                           Executive’s Review.  Executive hereby acknowledges that (a) the Company informed her, prior to her accepting employment with the Company under the terms and conditions set forth in this Agreement, that the restrictive covenants contained in Articles 6, 7 and 8 of this Agreement would be required as part of the terms and conditions of her employment with the Company under this Agreement; (b) her employment with the Company under this Agreement constitutes good and valuable consideration in exchange for the restrictive covenants contained in Articles 6, 7 and 8 of this Agreement, (c) she has carefully considered the restrictions contained in this Agreement and determined that they are fair and reasonable, and necessary to protect the Company’s legitimate business interests; and (d) the restrictions in this Agreement will not unduly restrict Executive in securing other employment or earning a livelihood in the event of her termination from the Company.

16.2                           Notification of Third Parties.  By signing below, Executive authorizes the Company to notify third parties (including, but not limited, Executive’s actual or potential future employers) of Articles 6, 7 and 8 of this Agreement, and those provisions necessary for the enforcement of Articles 6, 7 and 8 of this Agreement, and Executive’s responsibilities thereunder.

16.3                           No Restrictions.  Executive represents and warrants that she is not subject to any contract or other obligation that would limit her ability in any way to perform her duties under this Agreement.

16.4                           Executive Nondisclosure.  If Executive possesses any information that she knows or should know is considered by any third party, such as a former employer of Executive’s, to be confidential, trade secret, or otherwise proprietary, Executive shall not disclose such information to the Company or use such information to benefit the Company in any way.

ARTICLE 17
MISCELLANEOUS

17.1                           Entire Agreement.  The Company and Executive acknowledge that this Agreement contains the full and complete agreement between and among the parties, that there are no oral or implied agreements or other modifications not specifically set forth herein, and that this Agreement supersedes any prior agreements or understandings, if any, between the Company and Executive, whether written or oral.

17.2                           Amendments.  The parties agree that no amendments of this Agreement may be made except by means of a written agreement or memorandum signed by each of the parties and approved by the Board or its Compensation Committee.  Notwithstanding anything in this Agreement to the contrary, the Company expressly reserves the right to amend this Agreement without Executive’s consent to the extent necessary to comply with Code Section 409A, as it may be amended from time to time, and the regulations, notices and other guidance of general applicability issued thereunder.

17.3                           Waiver.  Either parties failure to demand strict performance and compliance with any part of this Agreement during Executive’s employment or thereafter shall not be deemed to be a waiver of such party’s rights under this Agreement or by operation of law.  Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

17.4                           Survival.  The parties agree that Articles 6-8, 10-13, 15 and 17 of this Agreement, and those provisions necessary for the enforcement of such Articles, shall survive termination of this Agreement and termination of Executive’s employment for any reason.  For the avoidance of doubt, the parties specifically agree that, in the event that the Company delivers a timely written notice of non-renewal of this Agreement pursuant to Section 2.1, all of the terms of Section 12.1 (relating to severance payments in various scenarios and to execution of a release, compliance with certain covenants, cessation of benefits and certain other matters) shall continue to apply after such termination of this Agreement.  The parties further agree that both parties shall retain the right to enforce any rights or claims for breach of this Agreement during its term or for breach of any provisions required to be performed by the Executive or the Company or its successor(s) after its term and such rights shall survive termination of this Agreement and termination of Executive’s employment for any reason.

17.5                           Notices.  All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, when delivered by an express delivery service or courier service to the address listed below, or three (3) business days after it is mailed, certified, return receipt requested, postage prepaid:

If to Executive, addressed to:

LuAnn Via

8453 Friarlynch Lane

Germantown, TN 38139

If to the Company, addressed to:

Christopher & Banks Corporation
2400 Xenium Lane North
Plymouth, MN 55441
Attn:  Chair of Board
     With a copy (to the same address) to:  General Counsel

Any party hereto may, from time to time, by written notice to the other party, designate a different address, or in the case of the Company, a different notice party, which shall be substituted for the one specified above for such party.

17.6                           Reimbursement of Fees.  Promptly upon receipt from Executive of a duly issued invoice of such expenses, the Company will reimburse Executive for reasonable legal expenses and costs incurred with respect to the negotiation, preparation and execution of this Agreement (and any agreements referenced herein), in an amount not to exceed Twenty Thousand Dollars ($20,000).

17.7                           Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, constitute one and the same document.  The signature of any party to any counterpart (including signatures transmitted by facsimile) shall be deemed a signature to, and may be appended to, any other counterpart.

IN WITNESS WHEREOF, the Company has hereunto signed its name and Executive hereunder has signed her name, all as of the day and year first above written.

/s/ LuAnn Via
LuAnn Via

CHRISTOPHER & BANKS CORPORATION

By:	/s/ Paul Snyder
Paul Snyder
Chair of the Board

EXHIBIT A

STOCK OPTION AGREEMENT

(Non-Qualified Stock Option — Annual Incentive)

Name of Executive:	LuAnn Via

Date of Grant:	, 2012

Number of Shares:	500,000

Exercise Price Per Share:	$

This STOCK OPTION AGREEMENT (the “Agreement”) is made effective as of           , 2012 between Christopher & Banks Corporation (the “Company”) and LuAnn Via, the newly elected President and Chief Executive Officer of the Company (the “Executive”), to record the granting of an employee inducement award authorized by the Company’s Board of Directors (the “Board”) pursuant to the New York Stock Exchange Listed Company Manual Rule 308A.08 (the “Board Authorization”).

1.                                       Grant of Option.  In accordance with the Board Authorization, the Company hereby grants to the Executive, effective as of the date of grant listed above, subject to the terms and conditions of this Agreement, a non-qualified option to purchase from the Company an aggregate of 500,000 shares of common stock ($.01 par value) of the Company (the “Common Stock”) at the purchase price of $           per share, such option to be exercisable as hereinafter provided.

2.                                       Expiration Date.  This option shall expire on the 10-year anniversary of the date of grant (the “Expiration Date”).

3.                                       Exercise of Option.  Subject to Section 8 hereof and the last sentence of this Section 3, this option shall become exercisable with respect to all 500,000 shares of Common Stock on February 1, 2014.

This option may be partially exercised from time to time consistent with the above limitations.  This option may not be exercised after the Expiration Date.  Notwithstanding the foregoing, this option shall not be exercisable for a fractional share of Common Stock.  Any exercise of this option shall be made in writing, using such form as is approved by the Company and duly executed and delivered to the Company specifying the number of shares as to which the option is being exercised.  Notwithstanding the vesting schedule set forth in the first paragraph of this Section 3, effective immediately prior to a “Change in Control” (as such term is defined in Appendix A hereto), this option, to the extent it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable.

4.                                       Payment of Option Price.  On the date of any exercise of this option, the purchase price of the shares as to which this option is being exercised shall be due and payable and shall be made (i) in cash or by cash equivalent acceptable to the Compensation Committee of the Board of Directors (the “Committee”); (ii) by delivery of shares of Common Stock held by the Executive and registered in the name of the Executive, duly assigned to the Company, any such shares so delivered to be deemed to have a value per share equal to the “Fair Market Value” (as such term is defined in Appendix A hereto) of the shares on such date; (iii) by having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of the option having an aggregate Fair Market Value on such date equal to the exercise price; (iv) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price; or (v) by a combination of the methods described above as approved by the Committee.

5.                                       Option Nontransferable.  This option is not transferable otherwise than by will or the laws of descent or distribution and is exercisable during the Executive’s lifetime only by the Executive or his or her guardian or legal representative.

6.                                       Rights as a Stockholder.  The Executive shall have no rights as a stockholder with respect to any of the shares covered by this option until the date of issuance to the Executive of a stock certificate or other evidence of the issuance for such shares, and no adjustment shall be made for any dividends or other rights if the record date of such dividends or other rights is prior to the date such stock certificate or other evidence of the issuance for such shares is issued.

7.                                       General Restrictions.  Executive understands that the shares underlying the options granted hereby have not been registered with the Securities and Exchange Commission or listed with the New York Stock Exchange.  The Company will not be obligated to issue shares of Common Stock covered by this option if counsel to the Company determines that such issuance would violate any law or regulation of any governmental authority or any agreement between the Company and the New York Stock Exchange or any other national securities exchange upon which the Common Stock is quoted or listed.  In connection with any issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company regarding such matters as the Company may deem desirable to assure compliance with all legal requirements.  This option shall be subject to the requirement that if, at any time, the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to this option on the New York Stock Exchange, any securities exchange or under any state or federal law, or that the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, this option or the issue or purchase of shares under this option, this option shall be subject to the condition that such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.  In addition, Executive understands, acknowledges and agrees that the grant of this option and the delivery of any shares of Common Stock pursuant to this Agreement are subject to any clawback policies the Company may adopt in compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Section 10D of the Securities Exchange Act of 1934 and any applicable rules and regulations of the Securities and Exchange Commission.

8.                                       Termination of Employment.

(1)                                  The option granted pursuant to this Agreement shall terminate immediately upon the termination of the Executive’s employment by the Company for “Cause” (as such term is defined in Appendix A hereto).  If the Executive’s employment is terminated as a result of the Executive’s permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) or death, the option granted pursuant to this Agreement may be exercised by the Executive’s legal representative, heir or devisee, as appropriate, within one year from the date of disability or death.  If the Executive’s employment is terminated by Executive or the Company for any reason other than Cause, permanent and total disability or death, such option may be exercised within ninety (90) days following the date of termination.  Notwithstanding the preceding sentence, the Company may terminate and cancel such option during the ninety (90)-day period referred to in the preceding sentence if the Board has determined that the Executive has, before or after the termination of employment, acted in a manner that constitutes “Cause” ( as defined in that certain Employment Agreement between the Company and Executive, dated October           , 2012 (the “Employment Agreement”)), provided that the Board has followed the procedure for determining Cause under the Employment Agreement and then concluded that Cause exists pursuant to the terms of the Employment Agreement, such determination defined as the “Exercise Termination Determination.”  Notwithstanding the foregoing, such option (or any portion thereof) which is not exercisable on the date of termination of employment shall not be exercisable thereafter without the consent of the Committee.

(2)                                  Nothing contained in this Section shall be interpreted or have the effect of extending the period during which an option may be exercised beyond the Expiration Date provided in this Agreement or established by law or regulation.  Death of the Executive subsequent to termination shall not extend such period.  Whether a leave of absence shall constitute a termination of employment for purposes of this Agreement shall be determined by the Committee in its sole discretion, and in the event the Committee has so determined, the Committee shall provide written notice of its determination to the Executive.

9.                                       Adjustment of Shares.

(1)                                  In the event there is any recapitalization in the form of a stock dividend, distribution, split, subdivision or combination of shares of Common Stock of the Company, resulting in an increase or decrease in the number of shares of Common Stock outstanding, the number of shares of Common Stock covered by this option and the exercise price per share under this option shall be increased or decreased proportionately, as the case may be, without change in the aggregate exercise price.

(2)                                  If, pursuant to any reorganization, sale or exchange of assets, consolidation or merger, outstanding Common Stock of the Company is or would be exchanged for other securities of the Company or of another corporation which is a party to such transaction, or for property, this option shall apply to the securities or property into which the Common Stock covered hereby would have been changed or for which such Common Stock would have been exchanged had such Common Stock been outstanding at the time.

10.                                 Employment Relationship.  Nothing in this Agreement shall be construed as constituting a commitment, guaranty, agreement, or understanding of any kind or nature that the Company or its subsidiaries shall continue to employ Employee, and this Agreement shall not affect in any way the right of the Company or any of its subsidiaries to terminate the employment of Employee.  For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, any successor corporation or a parent or subsidiary corporation of the Company or any successor corporation.  Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, or its delegate, as appropriate, and subject to the provisions of Section 15 its determination shall be final (the “Termination Determination”).

11.                                 Notices.  All notices to the Company shall be in writing and sent by certified or registered mail, postage prepaid, to the General Counsel of the Company at the Company’s offices at 2400 Xenium Lane North, Plymouth, Minnesota 55441 or such other address as the Company shall from time to time notify the Executive in writing.  All notices to the Executive shall be in writing and sent by certified or registered mail, postage prepaid, to the Executive at the address set forth on the signature page(s) hereof or such address as the Executive shall from time to time notify the Company in writing.  All notices shall be deemed to have been given when mailed.

12.                                 Tax Matters.

(1)                                  Due to the complex nature of the tax laws, the Executive is urged to consult her personal tax advisor prior to exercising the option.  The Company makes no warranties or representations whatsoever to the Executive regarding the tax consequences of this grant, the exercise of any options or any other matter.

(2)                                  In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of the Executive, are withheld or collected from the Executive.  In accordance with such rules as may be adopted by the Committee, the Executive may elect to satisfy the Executive’s federal and state income tax withholding obligations arising from the exercise of the option by (i) delivering cash, a check (bank check, certified check or personal check) or a money order payable to the Company on or before the option exercise date, (ii) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of the option having a Fair Market Value equal to the amount of such taxes, (iii) delivering to the Company on or before the option exercise date shares of Common Stock already owned by the Executive having a Fair Market Value equal to the amount of such taxes, or (iv) a combination of the methods described above, as determined by the Committee.  The Company will not deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share.  The Executive’s election regarding satisfaction of federal and state income tax withholding obligations must be made on or before the option exercise date.

13.                                 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to the principles of conflicts of laws.

14.                                 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all lawful successors to Employee permitted under the terms hereof.

15.                                 Mediation.  If the Board or Committee makes an Exercise Termination Determination or a Termination Determination, then the Company shall provide written notice thereof to Executive (the “Termination Notice”).  If Executive disagrees with the determination referred to in the Termination Notice, then Executive may request that the Company participate in mediation in an effort to resolve the disagreement.  Executive shall make such request by submitting to the Company (Attention:  General Counsel) and to JAMS (c/o its Minneapolis office or, if none, its Chicago office) (the “Mediation Facilitator”), within five (5) calendar days of the date of the Termination Notice, a written request for mediation (the “Mediation Request”).  The parties will cooperate with the Mediation Facilitator and with one another in selecting a mediator from the Mediation Facilitator’s panel of neutrals, and in scheduling the mediation proceedings in the Minneapolis, Minnesota area.  In the event that the parties are unable to select a mediator within ten (10) days of the date of the Mediation Request, the Mediation Facilitator shall appoint the mediator and the mediation shall be held as soon as practicable thereafter, but no later than twenty-one (21) days after a mediator has been selected or appointed.  The Company covenants that it will participate in the mediation in good faith through representation by an appropriate member of its executive management and/or the Board and Executive covenants that she will personally participate in the mediation in good faith.  The Company will pay the costs of the mediation process, including all fees and expenses of the mediator, as well as all reasonable travel costs associated with the participation of Executive and her counsel in the mediation process, and each party shall bear their respective attorney’s fees and costs.  In the event the parties are unable to resolve the dispute within five (5) business days, then the Exercise Termination Determination and/or the Termination Determination shall be final and binding.

IN WITNESS WHEREOF, the Company and the Executive have caused this Agreement to be executed on the date set forth opposite the respective signatures.  It is further understood that the date of grant may differ from the date of signature.

Dated as of:	, 2012	Christopher & Banks Corporation

By:
Luke R. Komarek

		Its:	Senior Vice President, General Counsel

Dated as of:	, 2012	Executive

LuAnn Via

Address:

Appendix A

Certain Definitions

Affiliate.  As used in this Agreement, the term “Affiliate” means (i) any entity that would be treated as an “affiliate” of the Company for purposes of Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) any joint venture or other entity in which the Company has a direct or indirect beneficial ownership interest representing at least one-third (1/3) of the aggregate voting power of the equity interests of such entity or one-third (1/3) of the aggregate fair market value of the equity interests of such entity, as determined by the Committee.

Cause.  For purposes of this Agreement, “Cause” shall be as defined in the Employment Agreement between Executive and Company dated October           , 2012.

Change in Control.  A “Change in Control” shall be deemed to have occurred upon:

(a)                                  the occurrence of an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a percentage of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”) (but excluding (1) any acquisition directly from the Company (other than an acquisition by virtue of the exercise of a conversion privilege of a security that was not acquired directly from the Company), (2) any acquisition by the Company or an Affiliate and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate) (an “Acquisition”) that is thirty percent (30%) or more of the Company Voting Securities;

(b)                                 at any time during a period of two (2) consecutive years or less, individuals who at the beginning of such period constitute the Board (and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, disability or voluntary retirement) to constitute a majority thereof;

(c)                                  an Acquisition that is fifty percent (50%) or more of the Company Voting Securities;

(d)                                 the consummation of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving Company in such transaction, other than a merger, consolidation, or reorganization that would result in the Persons who are beneficial owners of the Company Voting Securities outstanding immediately prior thereto continuing to beneficially own, directly or indirectly, in substantially the same proportions, at least fifty percent (50%) of the combined voting power of the Company Voting Securities (or the voting securities of the surviving entity) outstanding immediately after such merger, consolidation or reorganization;

(e)                                  the sale or other disposition of all or substantially all of the assets of the Company;

(f)                                    the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(g)                                 the occurrence of any transaction or event, or series of transactions or events, designated by the Board in a duly adopted resolution as representing a change in the effective control of the business and affairs of the Company, effective as of the date specified in any such resolution.

Fair Market Value of a share of Common Stock as of a given date shall be the closing sale price of a share of Common Stock as reported on the New York Stock Exchange on such date or, if the shares are not traded on the New York Stock Exchange on such date, on the most recent preceding date when the shares were so traded.  If Common Stock is not listed on the New York Stock Exchange on the date as of which Fair Market Value is to be determined, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate.

EXHIBIT B

STOCK OPTION AGREEMENT

(Non-Qualified Stock Option — Long-Term Incentive)

Name of Executive:	LuAnn Via

Date of Grant:	, 2012

Number of Shares:	1,500,000

Exercise Price Per Share:	$

This STOCK OPTION AGREEMENT (the “Agreement”) is made effective as of           , 2012 between Christopher & Banks Corporation (the “Company”) and LuAnn Via, the newly elected President and Chief Executive Officer of the Company (the “Executive”), to record the granting of an employee inducement award authorized by the Company’s Board of Directors (the “Board”) pursuant to the New York Stock Exchange Listed Company Manual Rule 308A.08 (the “Board Authorization”).

1.                                       Grant of Option.  In accordance with the Board Authorization, the Company hereby grants to the Executive, effective as of the date of grant listed above, subject to the terms and conditions of this Agreement, a non-qualified option to purchase from the Company an aggregate of 1,500,000 shares of common stock ($.01 par value) of the Company (the “Common Stock”) at the purchase price of $           per share, such option to be exercisable as hereinafter provided.

2.                                       Expiration Date.  This option shall expire on the 10-year anniversary of the date of grant (the “Expiration Date”).

3.                                       Exercise of Option.  Subject to Section 8 hereof and the last sentence of this Section 3, this option shall become exercisable with respect to 500,000 shares of Common Stock on the first anniversary of the date of grant of this option, with respect to an additional 500,000 shares on the second anniversary of the date of grant, and with respect to the remaining 500,000 shares on the third anniversary of the date of grant, in each case, so long as Executive is still serving as Chief Executive Officer of the Company on each such date, as reflected in the following table:

Number of Shares to Which Option First Becomes Exercisable	Cumulative Number	Date on Which Becomes Exercisable

500,000	500,000	, 2013
500,000	1,000,000	, 2014
500,000	1,500,000	, 2015

This option may be partially exercised from time to time consistent with the above limitations.  This option may not be exercised after the Expiration Date.  Notwithstanding the foregoing, this option shall not be exercisable for a fractional share of Common Stock.  Any exercise of this option shall be made in writing, using such form as is approved by the Company and duly executed and delivered to the Company specifying the number of shares as to which the option is being exercised.  Notwithstanding the vesting schedule set forth in the first paragraph of this Section 3, effective immediately prior to a “Change in Control” (as such term is defined in Appendix A hereto), this option, to the extent it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable.

4.                                       Payment of Option Price.  On the date of any exercise of this option, the purchase price of the shares as to which this option is being exercised shall be due and payable and shall be made (i) in cash or by cash equivalent acceptable to the Compensation Committee of the Board of Directors (the “Committee”); (ii) by delivery of shares of Common Stock held by the Executive and registered in the name of the Executive, duly assigned to the Company, any such shares so delivered to be deemed to have a value per share equal to the “Fair Market Value” (as such term is defined in Appendix A hereto) of the shares on such date; (iii) by having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of the option having an aggregate Fair Market Value on such date equal to the exercise price; (iv) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price; or (v) by a combination of the methods described above as approved by the Committee.

5.                                       Option Nontransferable.  This option is not transferable otherwise than by will or the laws of descent or distribution and is exercisable during the Executive’s lifetime only by the Executive or his or her guardian or legal representative.

6.                                       Rights as a Stockholder.  The Executive shall have no rights as a stockholder with respect to any of the shares covered by this option until the date of issuance to the Executive of a stock certificate or other evidence of the issuance for such shares, and no adjustment shall be made for any dividends or other rights if the record date of such dividends or other rights is prior to the date such stock certificate or other evidence of the issuance for such shares is issued.

7.                                       General Restrictions.  Executive understands that the shares underlying the options granted hereby have not been registered with the Securities and Exchange Commission or listed with the New York Stock Exchange.  The Company will not be obligated to issue shares of Common Stock covered by this option if counsel to the Company determines that such issuance would violate any law or regulation of any governmental authority or any agreement between the Company and the New York Stock Exchange or any other national securities exchange upon which the Common Stock is quoted or listed.  In connection with any issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company regarding such matters as the Company may deem desirable to assure compliance with all legal requirements.  This option shall be subject to the requirement that if, at any time, the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to this option on the New York Stock Exchange, any securities exchange or under any state or federal law, or that the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, this option or the issue or purchase of shares under this option, this option shall be subject to the condition that such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.  In addition, Executive understands, acknowledges and agrees that the grant of this option and the delivery of any shares of Common Stock pursuant to this Agreement are subject to any clawback policies the Company may adopt in compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Section 10D of the Securities Exchange Act of 1934 and any applicable rules and regulations of the Securities and Exchange Commission.

8.                                       Termination of Employment.

(1)                                  The option granted pursuant to this Agreement shall terminate immediately upon the termination of the Executive’s employment by the Company for “Cause” (as such term is defined in Appendix A hereto).  If the Executive’s employment is terminated as a result of the Executive’s permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) or death, the option granted pursuant to this Agreement may be exercised by the Executive’s legal representative, heir or devisee, as appropriate, within one year from the date of disability or death.  If the Executive’s employment is terminated by Executive or the Company for any reason other than Cause, permanent and total disability or death, such option may be exercised within ninety (90) days following the date of termination.  Notwithstanding the preceding sentence, the Company may terminate and cancel such option during the ninety (90)-day period referred to in the preceding sentence if the Board has determined that the Executive has, before or after the termination of employment, acted in a manner that constitutes “Cause” (as defined in that certain Employment Agreement between the Company and Executive, dated October           , 2012 (the “Employment Agreement”)), provided that the Board has followed the procedures for determining Cause under the Employment Agreement, such determination defined as the “Exercise Termination Determination.”  Notwithstanding the foregoing, such option (or any portion thereof) which is not exercisable on the date of termination of employment shall not be exercisable thereafter without the consent of the Committee.

(2)                                  Nothing contained in this Section shall be interpreted or have the effect of extending the period during which an option may be exercised beyond the Expiration Date provided in this Agreement or established by law or regulation.  Death of the Executive subsequent to termination shall not extend such period.  Whether a leave of absence shall constitute a termination of employment for purposes of this Agreement shall be determined by the Committee in its sole discretion, and in the event the Committee has so determined, the Committee shall provide written notice of its determination to the Executive.

9.                                       Adjustment of Shares.

(1)                                  In the event there is any recapitalization in the form of a stock dividend, distribution, split, subdivision or combination of shares of Common Stock of the Company, resulting in an increase or decrease in the number of shares of Common Stock outstanding, the number of shares of Common Stock covered by this option and the exercise price per share under this option shall be increased or decreased proportionately, as the case may be, without change in the aggregate exercise price.

(2)                                  If, pursuant to any reorganization, sale or exchange of assets, consolidation or merger, outstanding Common Stock of the Company is or would be exchanged for other securities of the Company or of another corporation which is a party to such transaction, or for property, this option shall apply to the securities or property into which the Common Stock covered hereby would have been changed or for which such Common Stock would have been exchanged had such Common Stock been outstanding at the time.

10.                                 Employment Relationship.  Nothing in this Agreement shall be construed as constituting a commitment, guaranty, agreement, or understanding of any kind or nature that the Company or its subsidiaries shall continue to employ Employee, and this Agreement shall not affect in any way the right of the Company or any of its subsidiaries to terminate the employment of Employee.  For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, any successor corporation or a parent or subsidiary corporation of the Company or any successor corporation.  Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, or its delegate, as appropriate, and subject to the provisions of Section 15 its determination shall be final (the “Termination Determination”).

11.                                 Notices.  All notices to the Company shall be in writing and sent by certified or registered mail, postage prepaid, to the General Counsel of the Company at the Company’s offices at 2400 Xenium Lane North, Plymouth, Minnesota 55441 or such other address as the Company shall from time to time notify the Executive in writing.  All notices to the Executive shall be in writing and sent by certified or registered mail, postage prepaid, to the Executive at the address set forth on the signature page(s) hereof or such address as the Executive shall from time to time notify the Company in writing.  All notices shall be deemed to have been given when mailed.

12.                                 Tax Matters.

(1)                                  Due to the complex nature of the tax laws, the Executive is urged to consult her personal tax advisor prior to exercising the option.  The Company makes no warranties or representations whatsoever to the Executive regarding the tax consequences of this grant, the exercise of any options or any other matter.

(2)                                  In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of the Executive, are withheld or collected from the Executive.  In accordance with such rules as may be adopted by the Committee, the Executive may elect to satisfy the Executive’s federal and state income tax withholding obligations arising from the exercise of the option by (i) delivering cash, a check (bank check, certified check or personal check) or a money order payable to the Company on or before the option exercise date, (ii) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of the option having a Fair Market Value equal to the amount of such taxes, (iii) delivering to the Company on or before the option exercise date shares of Common Stock already owned by the Executive having a Fair Market Value equal to the amount of such taxes, or (iv) a combination of the methods described above, as determined by the Committee.  The Company will not deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share.  The Executive’s election regarding satisfaction of federal and state income tax withholding obligations must be made on or before the option exercise date.

13.                                 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to the principles of conflicts of laws.

14.                                 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all lawful successors to Employee permitted under the terms hereof.

15.                                 Mediation.  If the Board or Committee makes an Exercise Termination Determination or a Termination Determination, then the Company shall provide written notice thereof to Executive (the “Termination Notice”).  If Executive disagrees with the determination referred to in the Termination Notice, then Executive may request that the Company participate in mediation in an effort to resolve the disagreement.  Executive shall make such request by submitting to the Company (Attention:  General Counsel) and to JAMS (c/o its Minneapolis office or, if none, its Chicago office) (the “Mediation Facilitator”), within five (5) calendar days of the date of the Termination Notice, a written request for mediation (the “Mediation Request”).  The parties will cooperate with the Mediation Facilitator and with one another in selecting a mediator from the Mediation Facilitator’s panel of neutrals, and in scheduling the mediation proceedings in the Minneapolis, Minnesota area.  In the event that the parties are unable to select a mediator within ten (10) days of the date of the Mediation Request, the Mediation Facilitator shall appoint the mediator and the mediation shall be held as soon as practicable thereafter, but no later than twenty-one (21) days after a mediator has been selected or appointed.  The Company will pay the costs of the mediation process, including all fees and expenses of the mediator, as well as all reasonable travel costs associated with the participation of Executive and her counsel in the mediation process, and each party shall bear their respective attorney’s fees and costs.  In the event the parties are unable to resolve the dispute within five (5) business days, then the Exercise Termination Determination and/or the Termination Determination shall be final and binding.

IN WITNESS WHEREOF, the Company and the Executive have caused this Agreement to be executed on the date set forth opposite the respective signatures.  It is further understood that the date of grant may differ from the date of signature.

Dated as of:	, 2012	Christopher & Banks Corporation

By:
Luke R. Komarek

		Its:	Senior Vice President, General Counsel

Dated as of:	, 2012	Executive

LuAnn Via

Address:

Appendix A

Certain Definitions

Affiliate.  As used in this Agreement, the term “Affiliate” means (i) any entity that would be treated as an “affiliate” of the Company for purposes of Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) any joint venture or other entity in which the Company has a direct or indirect beneficial ownership interest representing at least one-third (1/3) of the aggregate voting power of the equity interests of such entity or one-third (1/3) of the aggregate fair market value of the equity interests of such entity, as determined by the Committee.

Cause.  For purposes of this Agreement, “Cause” shall be as defined in the Employment Agreement between Executive and Company dated October           , 2012.

Change in Control.  A “Change in Control” shall be deemed to have occurred upon:

(a)                                  the occurrence of an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a percentage of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”) (but excluding (1) any acquisition directly from the Company (other than an acquisition by virtue of the exercise of a conversion privilege of a security that was not acquired directly from the Company), (2) any acquisition by the Company or an Affiliate and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate) (an “Acquisition”) that is thirty percent (30%) or more of the Company Voting Securities;

(b)                                 at any time during a period of two (2) consecutive years or less, individuals who at the beginning of such period constitute the Board (and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, disability or voluntary retirement) to constitute a majority thereof;

(c)                                  an Acquisition that is fifty percent (50%) or more of the Company Voting Securities;

(d)                                 the consummation of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving Company in such transaction, other than a merger, consolidation, or reorganization that would result in the Persons who are beneficial owners of the Company Voting Securities outstanding immediately prior thereto continuing to beneficially own, directly or indirectly, in substantially the same proportions, at least fifty percent (50%) of the combined voting power of the Company Voting Securities (or the voting securities of the surviving entity) outstanding immediately after such merger, consolidation or reorganization;

(e)                                  the sale or other disposition of all or substantially all of the assets of the Company;

(f)                                    the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(g)                                 the occurrence of any transaction or event, or series of transactions or events, designated by the Board in a duly adopted resolution as representing a change in the effective control of the business and affairs of the Company, effective as of the date specified in any such resolution.

Fair Market Value of a share of Common Stock as of a given date shall be the closing sale price of a share of Common Stock as reported on the New York Stock Exchange on such date or, if the shares are not traded on the New York Stock Exchange on such date, on the most recent preceding date when the shares were so traded.  If Common Stock is not listed on the New York Stock Exchange on the date as of which Fair Market Value is to be determined, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate.

EXHIBIT C

RELEASE OF CLAIMS

I, LuAnn Via, agree as follows:

1.                                       Release of Claims.  Specifically in consideration of the severance pay and benefits described in my Executive Employment Agreement, to which I would not otherwise be entitled, by signing this Release of Claims, I, for myself and anyone who has or obtains legal rights or claims through me, agree to the following:

a.                                       I hereby release, agree not to sue, and forever discharge Christopher & Banks (as defined below) of and from any and all manner of claims, demands, actions, causes of action, administrative claims, liability, damages, claims for punitive or liquidated damages, claims for attorney’s fees, costs and disbursements, individual or class action claims, or demands of any kind whatsoever, I have or might have against them or any of them, whether known or unknown, in law or equity, contract or tort, from the beginning of time through the date of my signing this Release of Claims, including, without limitation, any claims arising out of or in connection with my employment with Christopher & Banks, or the termination of that employment, or otherwise.

b.                                      This release includes, without limiting the generality of the foregoing, any claims I may have for wages, bonuses, commissions, penalties, deferred compensation, equity, paid time off, severance benefits, employee benefits (except those listed in Section l(d)), defamation, invasion of privacy, negligence, emotional distress, breach of contract, estoppel, improper discharge (based on contract, common law, or statute, including any federal, state or local statute or ordinance prohibiting discrimination or retaliation in employment), violation of the United States Constitution, the Minnesota Constitution, the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Older Worker Benefit Protection Act, the Minnesota Human Rights Act, Minn. Stat. § 363A01 et seq., Title Vll of the Civil Rights Act, 42 U.S.C. § 2000 et seq., the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq., the Occupational Safety and Health Act, the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq., the Family and Medical Leave Act, 29 U.S.C. § 260l et seq., or any other state or federal law providing for employee leaves, the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the National Labor Relations Act, 29 U.S.C.§ 151 et seq., the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et seq., The Fair Labor Standards Act, the Equal Pay Act, the Genetic Information Nondiscrimination Act, the Sarbanes-Oxley Act, 15 U.S.C. § 7201 et seq., any state or federal whistleblower laws, the Dodd-Frank Act Wall Street Reform and Consumer Protection Act, any claim arising under Minn. Stat. Chapter 177 and 181, Minn. Stat. § 176.82, and any claim for retaliation, harassment or discrimination based on sex, race, color, creed, religion, age, national origin, marital status, sexual orientation, disability, status with regard to public assistance, military status or any other protected class, or sexual or other harassment.  I hereby waive any and all relief not provided for in the Executive Employment Agreement.  I understand and agree that, by signing this Release of Claims, I waive and release any past, present, or future claim to employment with Christopher & Banks.

Without limiting the generality of the foregoing, this Release of Claims also includes, but is not limited to, any claims I currently have, or may have, based on events occurring on or before the date of this Release of Claims, with respect to (i) the exercise of stock options to acquire shares of the Company’s Common Stock, and/or any subsequent sales of such shares of Common Stock; or (ii) the inability to exercise, or the prohibition on the exercise of, options to acquire shares of the Company’s Common Stock, and/or the subsequent inability to sell, or prohibition on the sale of, the shares of Common Stock acquired thereby; and (iii) the inability to purchase or sell, or the prohibition on the sale of or purchase and sale of, shares of the Company’s Common Stock.  Nothing in this Release of Claims, however, prevents the future exercise of vested options to acquire shares of the Company’s Common Stock and to sell the shares of Common Stock acquired thereby in a manner consistent with the terms of the Company’s stock option plans, the agreements pursuant to which the options were awarded, the Company’s Insider Trading Policy (to the extent then applicable to me) and all governing legal standards.

c.                                       If I file, or have filed on my behalf, a charge, complaint, or action, I agree that the payments and benefits described in my Executive Employment Agreement are in complete satisfaction of any and all claims in connection with such charge, complaint, or action and I waive, and agree not to take, any award of money or other damages from such charge, complaint, or action.

d.                                      I am not, by signing this Release of Claims, releasing or waiving (1) any vested interest I may have in any 401(k) or profit sharing plan by virtue of my employment with Christopher & Banks, (2) any rights or claims that may arise after this Release of Claims is signed, and (3) the post-employment payments and benefits specifically promised to me under the Executive Employment Agreement.

e.                                       Christopher & Banks, as used in this Release of Claims, shall mean Christopher & Banks Corporation, Christopher & Banks, Inc., and its and their subsidiaries, divisions, affiliated or related entities, insurers, and its and their present and former officers, directors, shareholders, trustees, employees, agents, attorneys, representatives and consultants, and the successors and assigns of each, whether in their individual or official capacities, and the current and former trustees or administrators of any pension or other benefit plan applicable to the employees or former employees of Christopher & Banks, in their official and individual capacities.

2.                                       Notice of Right to Consult Attorney and Twenty-One (21) Calendar Day Consideration Period.  By signing this Release of Claims, I acknowledge and agree that Christopher & Banks has informed me by this Release of Claims that (1) I have the right to consult with an attorney of my choice prior to signing this Release of Claims, and (2) I am entitled to twenty-one (21) calendar days from the receipt of this Release of Claims to consider whether the terms are acceptable to me.  Christopher & Banks encourages me to use the full twenty-one (21) day period to consider this Release of Claims but I have the right, if I choose, to sign this Release of Claims prior to the expiration of the twenty-one (21) day period.

3.                                       Notification of Right to Rescind.  Christopher & Banks hereby notifies me of my right to rescind (cancel) the release of claims contained in this Release of Claims within fifteen (15) calendar days of my signing this Release of Claims.  In order to be effective, the rescission must (a) be in writing; (b) delivered to Luke Komarek, Senior Vice President and General

Counsel, Christopher & Banks Corporation, 2400 Xenium Lane North, Plymouth, MN 55441 by hand or mail within the required period; and (c) if delivered by mail, the rescission must be postmarked within the required period, properly addressed to Luke Komarek, as set forth above, and sent by certified mail, return receipt requested.  This Release of Claims will be effective upon the expiration of the fifteen (15) day period without rescission.  I understand that if I rescind any part of this Release of Claims in accordance with this paragraph, I will not receive the post employment payments and benefits described in the Executive Employment Agreement and I will be obligated to return any such payments and benefits if already received.

4.                                       No Admission of Liability.  It is expressly understood and agreed that nothing contained in this Release shall constitute or be construed or treated as an admission of any wrongdoing or liability on the part of any Party.

5.                                       Return of Property.  I represent and warrant that I have returned to Christopher & Banks all documents, files, records or data (including any copies or summaries of such information) and any other property belonging to the company, which may include, without limitation, office keys, personal digital assistant, I-Pad, computer, cell phone, or other equipment.

6.                                       Continuing Obligations.  I agree, understand, and acknowledge that I have certain continuing obligations to Christopher & Banks that survive the termination of my employment and shall continue unabated, including, without limitation, the obligations in Articles 6, 7 and 8 of my Employment Agreement, as well as the obligations under law to maintain and not disclose to anyone Christopher & Banks’ trade secrets and confidential information, documents, and other materials revealed to me during the course of my association with the company.

7.                                       Acknowledgment of Reading and Understanding.  By signing this Release of Claims, I acknowledge that I have read this Release of Claims, and understand that the release of claims is a full and final release of all claims I may have against Christopher & Banks and the other entities and individuals covered by this Release.  By signing, I also acknowledge and agree that I have entered into this Release of Claims knowingly and voluntarily.

ACKNOWLEDGMENT AND SIGNATURE

By signing below, I, LuAnn Via, acknowledge and agree to the following:

•                  I have had adequate time to consider whether to sign this Release of Claims.

•                  I have been informed of my right to consult an attorney and have had adequate time in which to do so.

•                  I have read this Release of Claims carefully.

•                 I understand and agree to all of the terms of the Release of Claims.

•                  I am knowingly and voluntarily releasing my claims against Christopher & Banks (as defined above) to the extent expressly set forth in this Release of Claims.

•                  I have not, in signing this Release of Claims, relied upon any statements or explanations made by Christopher & Banks except as for those specifically set forth in this Release of Claims and the Executive Employment Agreement.

•                  I intend this Release of Claims to be legally binding.

•                  I understand that this Release of Claims specifically waives claims arising under the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621 et seq.) and, in connection with this waiver, I acknowledge and agree to the following:

(1)

I am not waiving any rights or claims under the Age Discrimination in Employment Act of 1967, as amended, that may arise after this Release of Claims is signed by me, or any rights or claims to test the knowing and voluntary nature of this Agreement under the Older Workers’ Benefit Protection Act, as amended;

(2)	In exchange for my waiver of rights or claims under the Age Discrimination in Employment Act, I am receiving consideration that is in addition to anything of value to which I am already entitled;
(3)	I have had ample opportunity to consult with an attorney of my choosing prior to my signing of this Release of Claims, and I was encouraged and advised to do so by Christopher & Banks;
(4)

I may take twenty-one (21) days to consider whether to sign the Release of Claims. I acknowledge that any changes to the terms of this Release of Claims (whether material or immaterial) will not restart the running of the twenty-one (21) day period;

(5)

If I sign this Release of Claims prior to the end of the twenty-one (21) day time period, I certify that, in accordance with 29 CFR § 1625.22(e)(6), I knowingly and voluntarily decided to sign this Release of Claims after considering it for less than twenty-one (21) days and that my decision to do so was not induced by Christopher & Banks through fraud, misrepresentation or a threat to withdraw or alter the offer prior to the expiration of the twenty-one (21) day time period;

(6)	I understand that I may rescind this Release of Claims at any time within fifteen (15) days after I sign it; and
(7)

I further understand and agree that if I wish to rescind this Release of Claims after signing it, I or my authorized legal representative will do so in accordance within the time limitations and procedures contained in Sections 2 and 3 of the Release of Claims.

•                  I have carefully read and fully understand all of the provisions of this Release of Claims, and I knowingly and voluntarily enter into, and choose to be legally bound by, all of the terms set forth in this Release of Claims.

•                  I am signing this Release of Claims on or after my last day of employment with Christopher & Banks.

Accepted this day of , .

LuAnn Via

[Name(s) of Company representative(s)]

EXHIBIT D

CHRISTOPHER & BANKS CORPORATION

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is effective as of                      , 2012, by and between Christopher & Banks Corporation, a Delaware corporation (the “Company”), and LuAnn Via (“Indemnitee”).

RECITALS

A.                                   The Company recognizes that competent and experienced persons are increasingly reluctant to serve or to continue to serve as directors and officers of corporations unless they are protected by comprehensive liability insurance or indemnification, or both, due to the increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure to or risks of shareholder claims or litigation frequently bears no reasonable relationship to the compensation of such directors and officers;

B.                                     The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors and officers with adequate, reliable information as to the legal risks to which they are exposed or regarding the proper course of action to take;

C.                                     The Company and Indemnitee recognize that plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal financial resources of individual directors and officers;

D.                                    The Company believes that it is unfair for its directors and officers to assume the risk of huge judgments and other expenses which may occur in cases in which the director and officer received no personal profit and in cases where the director or officer was not culpable;

E.                                      The Company, after reasonable investigation, has determined that the liability insurance coverage presently available to the Company may be inadequate in certain circumstances to cover all possible claims for which Indemnitee would be protected. The Company believes that the interests of the Company and its stockholders would be best served by a combination of such insurance and the indemnification by the Company of the directors and officers of the Company;

F.                                      The Company’s Certificate of Incorporation and Bylaws require the Company to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”).  The Bylaws expressly provide that the indemnification provisions set forth therein are not exclusive, and contemplate that contracts may be entered into between the Company and its directors and officers with respect to indemnification;

G.                                     Section 145 of DGCL (“Section 145”), under which the Company is organized, empowers the Company to indemnify its officers, directors, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive;

H.                                    Section 102(b)(7) of the DGCL allows a corporation to include in its certificate of incorporation a provision limiting or eliminating the personal liability of a director for monetary damages in respect of claims by shareholders or corporations for breach of certain fiduciary duties, and the Company has so provided in its Certificate of Incorporation that each director shall be exculpated from such liability to the maximum extent permitted by law;

I.                                         The Board of Directors of the Company has determined that contractual indemnification as set forth herein is not only reasonable and prudent but also promotes the best interests of the Company and its stockholders;

J.                                        The Company desires and has requested Indemnitee to serve or continue to serve as a director or officer of the Company free from undue concern for unwarranted claims for damages arising out of or related to such services to the Company; and

K.                                    Indemnitee is willing to serve, continue to serve or to provide additional service for or on behalf of the Company on the condition that Indemnitee is furnished the indemnity provided herein.

NOW, THEREFORE, the Company and Indemnitee hereby agree as set forth below.

1.                                       Certain Definitions.

a.                                       “Change in Control” shall mean, and shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of 24 consecutive, full-calendar months, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of such 24-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the

Company (in one transaction or a series of related transactions) of all or substantially all of the Company’s assets.

b.                                      “Claim” shall mean with respect to a Covered Event, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other.

c.                                       References to the “Company” shall include, in addition to Christopher & Banks Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which Christopher & Banks Corporation (or any of its wholly owned Subsidiaries) is a party which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

d.                                      “Covered Event” shall mean any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any Subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity.

e.                                       “Expenses” shall mean any and all expenses (including attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or to participate in, any action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of any Claim and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.

f.                                         “Expense Advance” shall mean a payment of Expenses to Indemnitee pursuant to Section 3 in advance of the settlement of or final judgment in any action, suit, proceeding or alternative dispute resolution mechanism, hearing, inquiry or investigation that constitutes a Claim.

g.                                      “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 2(d) hereof, who shall not have otherwise performed services for the Company or one or more indemnitees (including Indemnitee) within the last two years (other than acting as an Independent Legal Counsel in accordance with the terms of this Agreement).

h.                                      References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

i.                                          “Reviewing Party” shall mean, subject to the provisions of Section 2(d), any person or body appointed by the Board of Directors in accordance with applicable law to review the Company’s obligations hereunder and under applicable law, which may include (i) a majority of the directors who are not parties to such action, suit or proceeding, even though less than a quorum or (ii) a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by Independent Legal Counsel designated in writing by such directors or the Board of Directors.

j.                                          “Section” refers to a section of this Agreement unless otherwise indicated.

k.                                       “Subsidiary” shall mean a corporation or other entity (i) 50% or more of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but 50% or more of whose ownership interest representing the right to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company, or one or more Subsidiaries.

l.                                          “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

2.                                       Indemnification.

a.                                       Indemnification of Expenses.  Subject to the provisions of Section 2(b) below, the Company shall indemnify Indemnitee for Expenses to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or witness or other participant with respect to, or is threatened to be made a party to or witness or other participant with respect to, any Claim, including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses.

b.                                      Review of Indemnification Obligations.  Notwithstanding the foregoing, in the event any Reviewing Party shall have determined, in good faith ( and in a written opinion, in any case in which Independent Legal Counsel is the Reviewing Party), that Indemnitee is not entitled to be indemnified hereunder, whether pursuant to Section 11 or otherwise, (i) the Company shall have no further obligation under Section 2(a) to make any payments to

Indemnitee not made prior to such determination by such Reviewing Party, and (ii) the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all Expenses theretofore paid to Indemnitee to which Indemnitee is not entitled hereunder; provided, however, that if the Reviewing Party’s determination is based on Section 11(a) hereof and Indemnitee has commenced or thereafter commences a legal proceeding or proceedings in a court of competent jurisdiction to secure a determination that Indemnitee is entitled to be indemnified hereunder under applicable law, any determination made by any Reviewing Party that Indemnitee is not entitled to be indemnified shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expenses theretofore paid in indemnifying Indemnitee until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).  Indemnitee’s obligation to reimburse the Company for any Expenses shall be unsecured and no interest shall be charged thereon unless and until a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee is required to reimburse the Company, after which the Company may charge interest from the date of such determination at such rates as are permitted by applicable law.

c.                                       Indemnitee Rights on Unfavorable Determination; Binding Effect.  If any Reviewing Party determines that Indemnitee substantively is not entitled to be indemnified hereunder in whole or in part, Indemnitee shall have the right to commence litigation seeking an initial determination by the court challenging any such determination by such Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and, subject to the provisions of Section 17, the Company hereby consents to service of process and to appear in any such proceeding and to use its reasonable efforts to cause the Reviewing Party to cooperate with respect to such proceeding.  Absent such litigation, any determination by any Reviewing Party shall be conclusive and binding on the Company and Indemnitee.

d.                                      Selection of Reviewing Party; Change in Control.  If there has not been a Change in Control (or, there has been a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), any Reviewing Party shall be selected by the Board of Directors.  If there has been a Change in Control (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), any Reviewing Party with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnification of Expenses under this Agreement or any other agreement or under the Company’s Certificate of Incorporation (or articles of incorporation in the case of a Subsidiary incorporated in a state other than Delaware) or Bylaws as now or hereafter in effect, or under any other applicable law, if desired by Indemnitee, shall be Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed).  Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be entitled to be indemnified hereunder under applicable law, and the Company agrees to abide by such opinion.  The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of such counsel pursuant hereto.  Notwithstanding any other provision of this Agreement, the Company shall not be required to pay Expenses of more than one Independent Legal Counsel in connection with all matters concerning a single Indemnitee, and such Independent Legal Counsel shall be the Independent Legal Counsel for any or all other Indemnitees unless (i) the employment of separate counsel by one or more Indemnitees has been previously authorized by the Company in writing, or (ii) an Indemnitee shall have provided to the Company a written statement that such Indemnitee has reasonably concluded that there may be a conflict of interest between such Indemnitee and the other Indemnitees with respect to the matters arising under this Agreement.

e.                                       Mandatory Payment of Expenses.  Notwithstanding any other provision of this Agreement other than Section 11 hereof, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Claim, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

3.                                       Expense Advances.

a.                                       Obligation to Make Expense Advances.  Upon receipt of a written undertaking by or on behalf of the Indemnitee to repay such amounts if it shall ultimately be determined in accordance with Section 2 that the Indemnitee is not entitled to be indemnified therefor by the Company hereunder under applicable law, the Company shall make Expense Advances to Indemnitee.

b.                                      Form of Undertaking.  Any obligation to repay any Expense Advances hereunder pursuant to a written undertaking by the Indemnitee shall be unsecured and no interest shall be charged thereon unless and until a court having jurisdiction in such matter has finally judicially determined (as to which determination all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee is so obligated, after which the Company may charge interest from the date of such determination at such rates as are permitted by applicable law.

c.                                       Determination of Reasonable Expense Advances.  The parties agree that, for the purposes of any Expense Advance for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such Expense Advance that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable.

4.                                       Procedures for Indemnification and Expense Advances.

a.                                       Timing of Payments.  All payments of Expenses (including without limitation Expense Advances) by the Company to the Indemnitee pursuant to this Agreement shall be made to the fullest extent permitted by law as soon as practicable after written demand by Indemnitee therefor is presented to the Company, but in no event later than thirty (30) business days after such written demand by Indemnitee is presented to the Company, except in the case of Expense Advances, which shall be made no later than ten (10) business days after such written demand by Indemnitee is presented to the Company.

b.                                      Notice/Cooperation by Indemnitee.  Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified or Indemnitee’s right to receive Expense Advances under this Agreement, give the Company notice in writing as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement.  Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee).  In addition, Indemnitee shall give the Company such information and cooperation as the Company may reasonably require and as shall be within Indemnitee’s power.  Indemnitee shall also not make any admission or enter into or otherwise agree to any settlement with respect to any Claim without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

c.                                       No Presumptions; Burden of Proof.  For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or upon a plea of nolo contendere or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law.  In addition, neither the failure of any Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by any Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under this Agreement under applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.  In connection with any determination by any Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder under applicable law, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

d.                                      Notice to Insurers.  If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 4(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

e.                                       Selection of Counsel.  In the event the Company shall be obligated hereunder to provide indemnification for or make any Expense Advances with respect to the Expenses of any Claim, the Company, if appropriate, shall be entitled to assume the defense of such Claim upon the delivery to Indemnitee of written notice of the Company’s election to do so.  The Company shall be entitled to select legal counsel for purposes of such defense and shall consult with Indemnitee regarding the selection of counsel.  After delivery of such notice and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of separate counsel subsequently retained by or on behalf of Indemnitee with respect to the same Claim; provided that, (i) Indemnitee shall have the right to employ Indemnitee’s separate counsel in any such Claim at Indemnitee’s expense and (ii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee’s separate counsel shall be Expenses for which Indemnitee may receive indemnification or Expense Advances hereunder.

5.                                       Additional Indemnification Rights:  Nonexclusivity.

a.                                       Scope.  In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware (or such other state, in the case of a Subsidiary incorporated in a state other than Delaware) corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change.  In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware (or such other state, in the case of a Subsidiary incorporated in a state other than Delaware) corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder, except as otherwise set forth in Section 11(a).

b.                                      Nonexclusivity.  Subject to Section 7, the indemnification and the payment of Expense Advances provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation (or articles of incorporation in the case of a Subsidiary incorporated in a state other than Delaware), its Bylaws, any other agreement, any vote of stockholders or disinterested directors, the Delaware General Corporation Law (or such other state’s applicable business corporation law, in the case of a Subsidiary incorporated in a state other than Delaware), or otherwise.  The indemnification and the payment of Expense Advances provided under this Agreement shall continue as to \Indemnitee for any action taken or not taken while serving in an indemnified capacity even though subsequent thereto Indemnitee may have ceased to serve in such capacity.

6.                                       Settlement.  The Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Claim effected without the Company’s prior written consent.  The Company shall not settle any Claim in which it takes the position that Indemnitee is not entitled to indemnification in connection with such settlement without the prior written consent of Indemnitee, nor shall the Company settle any Claim in any manner which would impose any fine, penalty or any obligation on Indemnitee, without Indemnitee’s prior written consent.  Neither the Company nor Indemnitee shall unreasonably withhold, condition or delay their consent to any proposed settlement.

7.                                       No Duplication of Payments.  The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Company’s Certificate of Incorporation, any applicable Subsidiary’s articles of incorporation, Bylaws or otherwise) of the amounts otherwise payable hereunder.

8.                                       Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

9.                                       Mutual Acknowledgment.  Both the Company and Indemnitee acknowledge that, in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise.  Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s ability under public policy to indemnify Indemnitee.

10.                                 Liability Insurance.  To the extent the Company maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, agents or fiduciaries, if Indemnitee is not an officer or director but is a key employee, agent or fiduciary.

11.                                 Exceptions.  Notwithstanding any other provision of this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement:

a.                                       Indemnification Prohibited by Law.  To indemnify or make Expense Advances to Indemnitee with respect to Claims arising out of acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under applicable law.

b.                                      Fraud, Willful Misconduct or Crime.  To indemnify or make Expense Advances to Indemnitee with respect to Claims arising out of acts, omissions or transactions (i) that a court having jurisdiction in such matter has finally judicially determined (as to which determination all rights of appeal therefrom have been exhausted or lapsed) constitute fraud or willful misconduct by Indemnitee; (ii) that Indemnitee has admitted in writing or under testimony constitute fraud or willful misconduct by Indemnitee; or (iii) for which Indemnitee has been convicted of a crime related to the Claim.

c.                                       Claims Initiated by Indemnitee.  To indemnify or make Expense Advances to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, counterclaim or crossclaim, except (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company’s Certificate of Incorporation (or articles of incorporation in the case of a Subsidiary incorporated in a state other than Delaware) or Bylaws now or hereafter in effect relating to Claims for Covered Events, (ii) in specific cases, if the Board of Directors has approved the initiation or bringing of such Claim, or (iii) as otherwise required under Section 145 of the Delaware General Corporation Law (or other applicable section of the business corporation law of a Subsidiary incorporated in a state other than Delaware), regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, Expense Advances, or insurance recovery, as the case may be.

d.                                      Lack of Good Faith.  To indemnify Indemnitee for any Expenses incurred by the Indemnitee with respect to any action instituted (i) by Indemnitee to enforce or interpret this Agreement, if a court having jurisdiction over such action determines, as provided in Section 15, that the Indemnitee’s action was not made in good faith or was frivolous, or (ii) by or in the name of the Company to enforce or interpret this Agreement, if a court having jurisdiction over such action determines, as provided in Section 15, that the defense asserted by Indemnitee in such action was not made in good faith or was frivolous.

e.                                       Claims Under Section 16(b).  To indemnify Indemnitee for Expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any similar successor statute, rule or regulation.

f.                                         Non-compete and Non-disclosure.  To indemnify Indemnitee in connection with proceedings or claims involving the enforcement of non-compete and/or non-disclosure agreements or the non-compete and/or non-disclosure provisions of employment, consulting or similar agreements the Indemnitee may be a party to with the Company, or any subsidiary of the Company or any other applicable foreign or domestic Company, partnership, joint venture, trust or other enterprise, if any.

12.                                 Contribution.

a.                                       In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Company shall, to the fullest extent permitted by law, contribute to the payment of Indemnitee’s costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other directors and officers of the Company or others pursuant to indemnification agreements or otherwise; provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to (i) the failure of Indemnitee to meet the standard of conduct required by applicable law, or (ii) any limitation on indemnification set forth in Sections 6, 7 or 11 hereof.

b.                                      The Company shall not enter into any settlement of any action, suit, claim or proceeding in which the Company is jointly an severally liable with Indemnitee (or would be, if joined in such action, suit, claim or proceeding) unless such settlement provides for a full and final release of al claims asserted against Indemnitee.

c.                                       The Company hereby agrees to fully indemnify and hold harmless Indemnitee from any and all claims for contribution which may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee.

13.                                 Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

14.                                 Binding Effect:  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives.  The Company shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.  This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary (as applicable) of the Company or of any other enterprise at the Company’s request.

15.                                 Expenses Incurred in Action Relating to Enforcement or Interpretation.  In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be indemnified for all Expenses incurred by Indemnitee with respect to such action (including without limitation attorneys’ fees), regardless of whether Indemnitee is ultimately successful in such action, unless, as a part of such action, a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee’s action was not made in good faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnitee shall be entitled under Section 3 to receive payment of Expense Advances hereunder with respect to such action.  In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be indemnified for all Expenses incurred by Indemnitee in defense of such action (including without limitation costs and expenses incurred with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless, as a part of such action, a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that the defense asserted by Indemnitee in such action was not made in good faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnitee shall be entitled under Section 3 to receive payment of Expense Advances hereunder with respect to such action.

16.                                 Period of Limitations.  Except for legal actions based on Indemnitee’s fraud or willful misconduct as to which the period of limitations shall be governed by applicable law, no legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

17.                                 Term.  All agreements and obligations of the Company contained in this Agreement shall continue during the period Indemnitee serves as a director or officer of the Company or, at the request of the Company (or any wholly owned subsidiary of the Company), serves as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another company (including any subsidiaries of the Company), partnership, joint venture, trust, employee benefit plan or other enterprise, and shall continue thereafter so long as Indemnitee may be subject to any possible action, suit, claim or proceeding (including any rights of appeal thereto and any proceeding commenced by Indemnitee pursuant to Section 2(c) or Section 15 hereof) by reason of Indemnitee’s service described herein, whether or not Indemnitee is acting in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement.

18.                                 Notice.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and signed for by the party addressed, on the date of such delivery, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked.  Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

19.                                 Consent to Jurisdiction.  The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim.

20.                                 Severability.  The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.  Furthermore, to the fullest extent possible, the provisions of this Agreement (including without limitation each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

21.                                 Choice of Law.  This Agreement, and all rights, remedies, liabilities, powers and duties of the parties to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely in the State of Delaware without regard to principles of conflicts of laws.

22.                                 Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

23.                                 Amendment and Termination.  No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

24.                                 Integration and Entire Agreement.  This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

25.                                 No Construction as Employment Agreement; Conflicts with Employment Agreements.  Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its Subsidiaries or affiliated entities.  In the event the Indemnitee is a party to an Employment Agreement with the Company or any of its subsidiaries or affiliated entities and the terms of this Agreement conflict with the terms of the Employment Agreement, the Employment Agreement shall control and this Agreement shall be deemed modified to the extent necessary to give effect to the terms of the Employment Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

CHRISTOPHER & BANKS CORPORATION

By:
Name:	Luke R. Komarek
Title:	Senior Vice President and General Counsel
Address:	2400 Xenium Lane North
Plymouth, MN 55441

AGREED TO AND ACCEPTED

INDEMNITEE:

LuAnn Via